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                                                                   EXHIBIT 4.2.2

EXECUTION COPY

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                         NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY


                                       AND


                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.


                                   ----------


                   FIRST SUPPLEMENTAL PARTICIPATION AGREEMENT


                           Dated as of October 1, 2002

                                       to

                             PARTICIPATION AGREEMENT

                            Dated as of June 1, 2001


                                   ----------

                                   relating to

               $224,600,000 Facilities Revenue Bonds, Series 2001A
             (Consolidated Edison Company of New York, Inc. Project)


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          THIS FIRST SUPPLEMENTAL PARTICIPATION AGREEMENT, made and dated as of
October 1, 2002 (the "Supplemental Agreement") to the PARTICIPATION AGREEMENT made and dated as of June 1, 2001, by and between NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic, constituting a public benefit corporation, and CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a corporation duly organized and existing and qualified to do business as a public utility under the laws of the State of New York (the "Company"),

                          W I T N E S S E T H  T H A T:

          WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established as a body corporate and politic, constituting a public benefit corporation; and

          WHEREAS, pursuant to the Act, the Authority is empowered to contract with any power company to participate in the construction of facilities to be used for the furnishing of electric energy to the extent required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

          WHEREAS, pursuant to the Act, the Authority is also authorized to extend credit and make loans from bond proceeds to any person for the construction, acquisition, installation, reconstruction, improvement, maintenance, equipping, furnishing or leasing of any special energy project (as defined in the Act) including, but not limited to, facilities for the distribution of steam or for the reimbursement to any person for costs incurred in connection with a special energy project completed or not completed at the time of such credit or loan, which credits or loans may, but need not, be secured by mortgages, contracts, leases or other instruments, upon such terms and conditions as the Authority shall determine reasonable in connection with such credits or loans; and

          WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient monies for achieving its corporate purposes including the refunding of outstanding obligations of the Authority; and

          WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

          WHEREAS, the Authority and the Company have entered into the Participation Agreement, dated as of June 1, 2001 (the "Agreement"), providing for the refunding of 7 1/2% Electric Facilities Revenue Bonds, Series 1991 A (Consolidated Edison Company of New York, Inc. Project) and 6 3/4% Facilities Revenue Bonds, Series 1992 A (Consolidated Edison Company of New York, Inc. Project) (collectively, the "Prior Bonds") of the Authority which were issued to finance the acquisition, construction and installation of certain additional facilities for the furnishing of electric energy within the Company's service area and as part of such participation,

                                       (1)
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that the Authority issue bonds pursuant to the Act to provide funds to refund the Prior Bonds; and

          WHEREAS, on June 6, 2001, the Authority issued its Facilities Revenue Bonds, Series 2001A (Consolidated Edison Company of New York, Inc. Project) in an aggregate principal amount of $224,600,000 (the "Bonds") under and pursuant to the Trust Indenture dated as of June 1, 2001 (the "Indenture"), between the Authority and The Bank of New York, as trustee (the "Trustee"), for the purpose of paying a portion of the redemption price of the Prior Bonds; and

          WHEREAS, Section 8.04 of the Agreement and Section 14.07 of the Indenture provide that the Authority and the Company may, in accordance with the terms thereof, modify, amend or supplement the Agreement; and

          WHEREAS, the Company has requested that the Indenture and the Agreement be amended to provide that a Liquidity Facility shall not be required while Bonds bear interest at a Term Rate for a Calculation Period of greater than 13 months and to clarify certain terms of the Indenture; and

          WHEREAS, simultaneously with the execution and delivery of this Supplemental Agreement, the Authority and the Trustee have executed and delivered the First Supplemental Trust Indenture, dated as of October 1, 2002, to the Indenture (the "Supplemental Indenture"); and

          WHEREAS, all acts, conditions and things necessary or required by the Constitution and statutes of the State of New York or otherwise, to exist, happen, and be performed as prerequisites to the execution of this Supplemental Agreement, do exist, have happened, and have been performed;

          NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Authority agrees with the Company, with the written consent of the Trustee, as follows:

                                    ARTICLE I

                           AUTHORIZATION; DEFINITIONS

          Section 1.01. SUPPLEMENTAL AGREEMENT. This Supplemental Agreement is amendatory and supplemental to the Agreement, and is entered into in accordance with Section 8.04 of the Agreement and Article XIV of the Indenture; and except as modified, amended and supplemented by this Supplemental Agreement, the provisions of the Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

                                       (2)
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                                   ARTICLE II

                           AMENDMENTS TO THE AGREEMENT

          SECTION 2.01 AMENDMENT TO SECTION 4.09 OF THE AGREEMENT. Section 4.09 is hereby amended to read in its entirety as follows:

     The Company agrees not to request that the interest rate mode applicable to the Bonds be adjusted to an Adjustable Rate or a Fixed Rate unless on the effective date of the applicable Change in the Interest Rate Mode the Bonds shall be rated at least "A" by S&P or "A" by Moody's or "A" by Fitch or an equivalent rating by any nationally recognized rating agency. Such rating of the Bonds may, but is not required to, be achieved by obtaining a Support Facility which meets the requirements of Article VI of the Indenture.

     The Company further agrees that it will maintain a Liquidity Facility issued by a financial institution rated not less than "A" by at least one nationally recognized rating agency in effect with respect to the Bonds at all times, except with respect to Bonds bearing an Auction Rate, a Term Rate for a Calculation Period of greater than 13 months or a Fixed Rate.

                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.01. CONSENT TO SUPPLEMENTAL INDENTURE. The Company hereby consents to the execution and delivery of the Supplemental Indenture.

          Section 3.02. EFFECTIVE DATE; COUNTERPARTS. This Supplemental Agreement may be simultaneously executed in counterparts. Each such counterpart so executed shall be deemed to be an original, and all together shall constitute but one and the same instrument. This Supplemental Agreement shall become effective upon execution and delivery on October 9, 2002 in accordance with, and satisfaction of other requirements and conditions of, the Agreement and the Indenture. Notwithstanding the date of such execution and delivery, for convenience and purposes of reference this Supplemental Agreement shall be dated as of October 1, 2002 and may be cited and referred to as the "First Supplemental Participation Agreement dated as of October 1, 2002".

                   [Signature Page of this Agreement Follows]

                                       (3)
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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Agreement to be duly executed as of the day and year first written above.

                                           NEW YORK STATE ENERGY RESEARCH
                                             AND DEVELOPMENT AUTHORITY



                                           By
                                             -----------------------------------
                                                President

(SEAL)

Attest:



------------------------
  Assistant Secretary

                                           CONSOLIDATED EDISON COMPANY
                                               OF NEW YORK, INC.



                                           By
                                             -----------------------------------
                                                Name:
                                                Title:

(SEAL)

Attest:



------------------------
  Assistant Secretary


            [Signature Page of Supplemental Participation Agreement]

                                       (4)